Exhibit 99.1

Bruker BioSciences Announces
Filing of S-3 Registration Statement

Billerica, Massachusetts  —  December 15, 2006  —  Bruker BioSciences Corporation (NASDAQ: BRKR) announced today that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to a proposed offering of an aggregate of 10,400,000 shares of its common stock.  Of these 10,400,000 shares, the Company is offering 2,200,000 shares and four of its major Laukien shareholders, specifically Isolde Laukien-Kleiner, Joerg Laukien, Dirk Laukien and Marc Laukien, are offering, in the aggregate, 8,200,000 shares.  The Company and the selling shareholders have granted the underwriters a 30-day option to purchase an aggregate of up to 1,560,000 shares to cover over-allotments, if any.  The Chairman, President and CEO of Bruker BioSciences, Frank H. Laukien, is not registering any of his shares of the Company in this S-3 filing.

Bear, Stearns & Co. Inc. and UBS Securities LLC are acting as joint bookrunning managers for this offering.  When available, copies of the preliminary prospectus relating to this offering may be obtained from Bear, Stearns & Co. Inc., Prospectus Department, 383 Madison Avenue, New York, New York 10179 and from UBS Securities LLC, ECMG Syndicate, 299 Park Avenue, New York, New York 10171.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker Daltonics Inc., Bruker AXS Inc. and Bruker Optics Inc.

•                  Bruker AXS is a leading developer and provider of advanced X-ray tools used primarily in life science and materials research, as well as of X-ray and OES elemental analysis instrumentation used primarily in industrial applications.

•                  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry and also develops and provides a broad range of field analytical systems for chemical, biological, radiological and nuclear detection.

•                  Bruker Optics is a leading developer and provider of research, analytical and process analysis instruments and solutions based on infrared and Raman molecular spectroscopy technology.

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2005, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements.

Contacts:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com